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                                 EXHIBIT 10.6L

                      FIFTH AMENDMENT TO CREDIT AGREEMENT
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                     FIFTH AMENDMENT TO CREDIT AGREEMENT

        This Amendment dated as of October 16, 1995, is between Bank of America National Trust and Savings Association (the "Bank") and
Williams-Sonoma, Inc. (the "Borrower").


                                   RECITALS

        A. The Bank and the Borrower entered into a certain Amended and Restated Credit Agreement dated as of October 13, 1994 (as previously amended, the "Agreement").

        B.  The Bank and the Borrower desire to amend the Agreement.


                                  AGREEMENT

        1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

        2.  AMENDMENTS.  The Agreement is hereby amended as follows:

                2.1 Paragraph 1.1(a) of the Agreement is amended by changing the amount of the Facility 1 Commitment as follows:

                           Period                          Commitment Amount
                           ------                          -----------------
                From the date of this
                Amendment through 12/16/95                    $97,000,000
                12/17/95 through 04/30/96                     $45,000,000
                05/01/96 through the Expiration Date          $65,000,000

                2.2 Subparagraph (a) of Paragraph 1.5 ("Optional Interest Rates") is amended to read as follows:

                        (a) Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit bear interest at the following rate during an interest period agreed to by the Bank and the
                Borrower: the Offshore Rate plus seven-eights of one (0.875) percentage point; provided, however, that the interest rate applicable to any advances outstanding hereunder which exceed Eighty Seven Million Dollars ($87,000,000) shall be the Offshore Rate plus one and one-eighth (1.125) percentage points.

                2.3 Paragraph 7.3 of the Agreement ("Tangible Net Worth") is amended by changing the table therein to read as follows:





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                        Fiscal Quarter Ended            Amount
                        --------------------            ------
                        07/30/95                        104,000,000
                        10/29/95                        107,000,000
                        01/28/96                        128,000,000
                        04/30/96                        126,000,000

                2.4 Paragraph 7.4 of the Agreement is amended to read as follows:

                        7.4 DEBT TO TANGIBLE NET WORTH. To maintain on a consolidated basis, as of the end of each fiscal quarter, a ratio of total liabilities to tangible net worth (exclusive of the proceeds of any stock sold by the Borrower after the date of this Agreement) not exceeding the amounts indicated for each date specified below:

                         Fiscal Quarter Ended            Ratio
                         --------------------            ------
                         07/30/95                        1.50:1
                         10/29/95                        2.15:1
                         01/28/96                        1.50:1
                         04/28/96                        1.50:1

                "Total liabilities" means the sum of current liabilities plus long term liabilities, including the amount of tax credits booked by the Borrower as negative liabilities.


        3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:

                (a) There is no event which is, or with notice or lapse of time or both would be, an event of default under the Agreement, as hereby amended;

                (b) The representations and warranties in the Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment;

                (c) This Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers; and

                (d) This Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

        4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

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        This Amendment is executed as of the date first stated above.


Bank of America National                    Williams-Sonoma, Inc.
Trust and Savings Association


By  /s/  HAGOP V. BOULDOUKIAN               By  /s/  W. HOWARD LESTER
    ---------------------------                 ------------------------------
    Hagop V. Bouldoukian                        W. Howard Lester
    Vice President                              Chairman and Chief Executive
                                                Officer


                                            By  /s/  RUSSELL SOLT
                                                ------------------------------
                                                Russell Solt
                                                Senior Vice President
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===============================================================================

[LOGO] BANK OF AMERICA                  Corporate Resolutions to Obtain Credit
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RESOLVED, that this corporation, Williams-Sonoma, Inc., may:

        1. borrow money from BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank");
        2. obtain for the account of this corporation commercial and standby letters of credit issued by Bank;
        3. obtain for the account of this corporation Bank's acceptance of drafts and other instruments; and
        4. discount with or sell to Bank notes, acceptances, drafts, receivables and other evidences of indebtedness, and assign or otherwise transfer to Bank any security interest or lien for such obligations;

from time to time, in such amount or amounts as in the judgement of the Authorized Officers (as hereinafter defined) this corporation may require (the credit facilities described in the first part of this resolution are collectively referred to herein as the "Credit Facilities"); provided, however, that the aggregate principal amount outstanding at any one time under the Credit Facilities authorized by this resolution shall not exceed the sum of One Hundred Twenty Million Dollars ($120,000,000), which sum shall be in addition to such other amount or amounts as otherwise may be authorized.

        RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, as security for any obligation or obligations of this corporation to Bank, whether arising pursuant to these Resolutions or otherwise, to grant in favor of Bank a security interest in or lien on any real or personal property belonging to or under the control of this corporation.

        RESOLVED FURTHER, that
                1. If only one signature is obtained, any one of the following:
                    a.  W. Howard Lester, Chief Executive Officer
                    b. Russell Solt, Senior Vice President/Secretary c.
                    d.
                    e.
                    f.

                2.  If two signatures are obtained, any one of the following:
                    a.
                    b.
                    c.
                    d.
                    e.
                    f.

                    together with any one of the following:
                    g.
                    h.
                    i.
                    j.
                    k.
                    l.

of this corporation, acting individually or in any combination as may be set forth above (the "Authorized Officers"), are hereby authorized and directed, in the name of this corporation, to execute and deliver to Bank, and Bank is requested to accept:

        a. the notes, credit agreements, advance account agreements, acceptance agreements, letter of credit applications and agreements, purchase agreements or other instruments, agreements and documents which evidence the obligations of this corporation under the Credit Facilities obtained or to be obtained pursuant to these resolutions;

        b. any and all security agreements, deeds of trust, mortgages, financing statements, fixture filings or other instruments, agreements and documents with respect to any security interest or lien authorized to be given pursuant to these resolutions; and

        c. any other instruments, agreements and documents as Bank may require and the Authorized Officers may approve.

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        RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, in the name of this corporation, to endorse, assign to Bank, and deliver to Bank, any and all notes, acceptances, drafts, receivables and other evidences of indebtedness discounted with or sold to Bank, together with any security interest or lien for such obligations, and to guarantee the payment of the same to Bank.
        RESOLVED FURTHER, that any and all of the instruments, agreements and documents referred to above may contain such recitals, covenants, agreements and other provisions as Bank may require and the Authorized Officers may approve, and the execution of such instruments, agreements and documents by the Authorized Officers shall be conclusive evidence of such approval, and that the Authorized Officers are authorized from time to time to execute renewals or extensions of any and all such instruments, agreements and documents.
        RESOLVED FURTHER, that Bank is authorized to act upon the foregoing resolutions until written notice of revocation is received by Bank, and that the authority hereby granted shall apply with equal force and effect to the successors in office of the Authorized Officers.


                      CORPORATE SECRETARY'S CERTIFICATE

        I, Russell Solt, Secretary of Williams-Sonoma, Inc., a corporation organized and existing under the laws of the State of California (the "Corporation"), hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and reqularly adopted by the Board of Directors of the Corporation in all respects as required by law and the by-laws of the Corporation on July 28, 1995, at a meeting at which a quorum of the Board of Directors of the Corporation was present and the requisite number of such directors voted in favor of said resolutions, or by the unanimous consent in writing of all members of the Board of Directors of the Corporation to the adoption of said resolutions.
        I further certity that said resolutions are still in full force and effect and have not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for the Corporation by virtue of such resolutions.
        IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Corporation, and affixed the corporate seal of the Corporation, on ___________.

AUTHORIZED SIGNATURES:


X  /s/  W. HOWARD LESTER                     X  /s/  RUSSELL SOLT
----------------------------------           ----------------------------------
W. Howard Lester, Chief Executive            Russell Solt, Secretary of
Officer                                      Williams-Sonoma, Inc.
                                             a California Corporation
X  /s/  RUSSELL SOLT
----------------------------------
Russell Solt, Senior Vice
President/Secretary
                                             Affix Corporate Seal Here:

X
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N-243 11-87 (Reprint 12-87)           -2-                       000310-11049